Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-147866, 333-135822, 333-117885, 333-127716, 333-32161, 333-57573, 333-86091, 333-45736, 333-67480, 333-97541, 333-107700) of IRIDEX Corporation of our report dated April 1, 2009 related to the financial statements and financial statement schedules as of January 3, 2009 and December 29, 2007 and for each of the two years in the period ended January 3, 2009 which appear in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California

April 1, 2009